Exhibit (e)(iv)

THIRD AMENDMENT TO

DISTRIBUTION AGREEMENT

This Third Amendment (the “Amendment”) to the Distribution Agreement dated as of May 31, 2017 (the “Agreement”), by and between Advisers Investment Trust (the “Trust”), a Delaware statutory trust, on behalf of the Funds Advised by Vontobel Asset Management, Inc. as listed on Exhibit A on the Agreement and Foreside Financial Services, LLC (formerly BHIL Distributors, LLC), a Delaware limited liability company (“Foreside”) is entered into as of June 11, 2019 (the “Effective Date”).

WHEREAS, Foreside and the Trust (the “Parties”) desire to amend Exhibit A of the Agreement to reflect the deletion of three Funds; and

WHEREAS, Section 15 of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by all parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.

Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto to reflect the deletion of the Vontobel Global Emerging Markets Equity Institutional Fund, the Vontobel International Equity Institutional Fund, and the Vontobel Global Equity Institutional Fund.

3.	Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, on the Execution Date.

ADVISERS INVESTMENT TRUST		FORESIDE FINANCIAL SERVICES, LLC

By:	/s/ Barbara J. Nelligan	By:	/s/ Mark Fairbanks
Name:	Barbara J. Nelligan	Name:	Mark Fairbanks
Title:	President, Advisers Investment Trust	Title:	Vice President

EXHIBIT A

Fund Names:

Fund advised by Vontobel Asset Management, Inc.:

Vontobel U.S. Equity Institutional Fund